As filed with the Securities and Exchange Commission on February 6, 2009
Registration No. 333-156112

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________

AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________________

GOLDEN STATE WATER COMPANY
(Exact name of Registrant as specified in its charter)

California	95-1243678
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
____________________________________

630 East Foothill Boulevard
San Dimas, California 91773
(909) 394-3600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
____________________________________

Robert J. Sprowls
President and Chief Executive Officer
630 East Foothill Boulevard
San Dimas, California 91773
(909) 394-3600
(Name, Address, including zip code, and telephone number, including area code, of Agent for Service)
COPY TO:
C.J. Levin, Esq.
O’Melveny & Myers LLP
400 South Hope Street
Los Angeles, CA 90071
(213) 430-6000
____________________________________

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) of the Securities Act, check the following box  ☐

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box   ☐

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed maximum	Amount of
Title of each class of	Amount to be	Proposed maximum	aggregate offering	registration
securities to be registered	registered	offering price per unit	price	fee(2)
Debt Securities	N.A.	N.A.	$100,000,000(1)	$3,930

(1)	In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $100,000,000 or, if any debt securities are issued with original issue discount, such greater amount as shall result in an aggregate offering price of $100,000,000.

(2)	An indeterminate amount of debt securities to be offered is being registered pursuant to this registration statement as permitted by Rule 457(o).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 6, 2009

Prospectus

GOLDEN STATE WATER COMPANY

$100,000,000

DEBT SECURITIES

     We may from time to time offer the debt securities described in this prospectus. This prospectus provides you with a general description of the debt securities we may offer. We will provide you with the specific terms of each offering in supplements to this prospectus. We may also supplement, update or amend information contained in this prospectus.

     The debt securities we may offer will be a new issue with no established trading market. If we decide to seek listing of any of these debt securities upon issuance, we will disclose the exchange, quotation system or market on which these debt securities will be listed in a prospectus supplement.

     We may sell debt securities directly to you or through underwriters, dealers or agents. The names of any underwriters, dealers or agents involved in the sale of any debt securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those debt securities.

     Investing in our securities involves risks. Before buying any debt securities, you should carefully read the discussion of material risks involved in investing in our securities under the heading “Risk Factors” beginning on page 1.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This prospectus is not an offer to sell our debt securities and we are not soliciting an offer to buy our debt securities in any jurisdiction where the offer or sale is not permitted.

The date of this prospectus is

     You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement accompanying this prospectus. No dealer, salesperson or other person is authorized to give information that is different. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus or in any prospectus supplement is correct only as of the date on the front of those documents, regardless of the time of the delivery of this prospectus or any prospectus supplement or any sale of these securities.

-i-

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using the shelf registration process. Under this process, we may sell up to $100,000,000 of the securities described in this prospectus in one or more offerings over the next several years.

     This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the debt securities for that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Although we will try to include all information that we believe may be material to investors, certain details that may be important to you may have been excluded. To see more detail, you should read the exhibits filed by us with the registration statement or other SEC filings.

     We also periodically file with the SEC documents that include information about our financial statements and our company, including information on matters that might affect our future financial results. Directions on how you may get our documents are provided on page 18. It is important for you to read these documents, this prospectus and the applicable prospectus supplement before you invest.

OUR COMPANY

     We provide water service to more than 75 communities and 10 counties in California and electric service in the City of Big Bear Lake and surrounding communities in San Bernardino County, California. We are subject to regulation by the California Public Utilities Commission or CPUC.

     Our principal executive office is located at 630 East Foothill Blvd., San Dimas, California 91773 and our telephone number is 909-394-3600.

RISK FACTORS

     You should carefully read the risks described below, other information in this prospectus and in documents we incorporate by reference in order to understand certain of the risks of our business.

     Our business is heavily regulated and, as a result, decisions by regulatory agencies and changes in laws and regulations can significantly affect our business

     Our revenues depend substantially on the rates and fees we charge our customers and the ability to recover our costs on a timely basis, including the ability to recover the costs of purchased water, groundwater assessments, electric power, natural gas, chemicals, water treatment, security at water facilities and preventative maintenance and emergency repairs. Any delays by the CPUC in granting rate relief to cover increased operating and capital costs may adversely affect our financial performance. We may file for interim rates in situations where there may be delays in granting final rate relief. If the CPUC approves lower rates, the CPUC will require us to refund to customers the difference between the interim rates and the rates approved by the CPUC.

     Regulatory decisions may also impact prospective revenues and earnings, affect the timing of the recognition of revenues and expenses and may overturn past decisions used in determining our revenues and expenses. Management continually evaluates the anticipated recovery of regulatory assets, liabilities, and revenues subject to refund and provides for allowances and/or reserves as deemed necessary. In the event that our assessment of the probability of recovery through the ratemaking process is incorrect, we will adjust the associated regulatory asset or liability to reflect the change in our assessment or any regulatory disallowances. A change in our evaluation of the probability of recovery of regulatory assets or a regulatory disallowance of all or a portion of our costs could have a material adverse effect on our financial results.

     We are also in some cases required to estimate future expenses and in others, we are required to incur the expense before recovering costs. As a result, our revenues and earnings may fluctuate depending on the accuracy of our estimates, timing of our investments or expenses or other factors. If expenses increase significantly over a short period of time, we may experience delays in recovery of these expenses, the inability to recover carrying costs for these expenses and increased risks of regulatory disallowances or write-offs.

     The CPUC and other regulatory agencies may also change their rules and policies which may adversely affect our profitability and cash flows.

     We may also be subject to fines or penalties if a regulatory agency determines that we have failed to comply with laws, regulations or orders applicable to our business, unless we appeal this determination or our appeal of an adverse determination is denied.

     Our earnings are greatly affected by weather during different seasons

     The demand for water and electricity varies by season. Therefore, the results of operations for one period may not indicate results to be expected in another period. For instance, most water consumption occurs during the third quarter of each year when weather tends to be hot and dry. During this period, revenues and profitability are usually higher than in other quarters. Drought or unusually wet conditions may also adversely impact our revenues and profitability. During a drought, we may experience both lower revenue due to consumer conservation efforts and higher water and operating costs due to supply shortages. During unusually wet weather, our customers generally use less water. In November 2008, we implemented a new conservation rate design which should help mitigate fluctuations in revenues and earnings due to changes in water consumption.

     The demand for electricity in our electric customer service area is greatly affected by winter snows. An increase in winter snows reduces the use of snowmaking machines at ski resorts in the Big Bear area and, as a result, reduces our electric revenues. Likewise, unseasonably warm weather during a skiing season may result in temperatures too high for snowmaking conditions, which also reduces our electric revenues.

     Our liquidity and earnings may be adversely affected by changes in water supply costs

     We obtain our water supplies from a variety of sources. For example, water is pumped from aquifers within our service areas to meet a portion of the demands of our customers. When water produced from wells is insufficient to meet customer demand or when such production is interrupted, we have purchased water from other suppliers. As a result, our cost of providing, distributing and treating water for our customers’ use can vary significantly. Furthermore, imported water wholesalers, such as the Metropolitan Water District of Southern California, or MWD, may not always have an adequate supply of water to sell to us.

     We have established water supply cost balancing accounts for expenses of purchased water, purchased power and groundwater related pump taxes for our water service areas. Even under the water supply cost balancing account procedures, changes in water supply costs, such as those that occur due to changes in supply mix (purchased water volume vs. pumped water, for instance) compared to the authorized amount historically directly affected our earnings. In November 2008, we implemented a modified balancing account that permits us to reflect changes in all water supply costs, including those due to changes in water supply mix, in the balancing account.

     Our liquidity and earnings could be adversely affected by increases in maintenance costs due to our aging infrastructure

     Some of our systems are more than 50 years old. We are experiencing a high number of leaks, water quality and mechanical problems in some of these systems. In addition, well and pump maintenance expenses continue to increase due to rising labor and material costs and more stringent water discharge requirements. These costs can and do increase unexpectedly and in substantial amounts.

     We include increases in maintenance costs in each general rate case for possible recovery. However, we estimate the amount of expenses expected to be incurred during future years. We may not recover overages from those estimates in rates, which may adversely affect our financial condition, results of operations, cash flow and liquidity.

     Our liquidity and earnings may be adversely affected by our conservation efforts

     Conservation by all customer classes is a top priority. However, customer conservation can result in lower volumes of water sold. We are also experiencing a decline in per residential customer water usage due to the use of more efficient household fixtures and appliances by residential consumers and a decline in household sizes.

     We are heavily dependent upon revenue generated from rates charged to our residential customers for the volume of water used. The rates we charge for water are regulated by the CPUC and may not be unilaterally adjusted to reflect changes in demand. Declining usage also negatively impacts our long-term operating revenues if we are unable to secure rate increases or if growth in the residential customer base does not occur to the extent necessary to offset the per customer residential usage decline. In November 2008, we implemented a water revenue adjustment mechanism which decouples sales in order to reduce the adverse impacts of our customers’ conservation efforts.

     Our operating costs have increased and are expected to continue to increase as a result of groundwater contamination

     Our operations are impacted by groundwater contamination in certain service territories. We have taken a number of steps to address contamination, including the removal of wells from service, decreasing the amount of groundwater pumped from wells in order to slow the movement of plumes of contaminated water, constructing water treatment facilities and securing alternative sources of supply from other areas not affected by the contamination.

     In some cases, potentially responsible parties have reimbursed us for our costs. In other cases, we have taken legal action against parties believed to be potentially responsible for the contamination. To date, the CPUC has permitted us to establish memorandum accounts in California for potential recovery of these types of costs. As a result, our memorandum and water supply balancing accounts are high by historical standards. We can give no assurance regarding the outcome of litigation arising out of contamination or our ability to recover these costs in the future.

     Persons who are potentially responsible for causing the contamination of groundwater supplies have also been increasingly asserting claims against water distributors on a variety of theories and have thus far brought the water distributors (including us) within the class of potentially responsible parties in federal court actions pending in Los Angeles County. This increases the costs and risks of seeking recovery of these costs. Management believes that rate recovery, proper insurance coverage and reserves are in place to appropriately manage these types of claims. However, such claims, if ultimately resolved unfavorably to us, could, in the aggregate, have a material adverse effect on our results of operations and financial condition.

     Our costs involved in maintaining water quality and complying with environmental regulation have increased and are expected to continue to increase

     Our capital and operating costs have increased substantially as a result of increases in environmental regulation arising from improved detection technology and increases in the cost of disposing of residuals from our water treatment plants, upgrading and building new water treatment plants, monitoring compliance activities and removing our wells from service when necessary to address contamination issues. We may be able to recover these costs through the ratemaking process. In certain circumstances, costs may be recoverable from parties responsible or potentially responsible for contamination, either voluntarily or through specific court action.

     We may also incur significant costs in connection with seeking to recover costs due to contamination of water supplies. Our ability to recover these types of costs depends upon a variety of factors, including approval of rate increases, the willingness of potentially responsible parties to settle litigation and otherwise address the contamination and the extent and magnitude of the contamination. We can give no assurance regarding the adequacy of any such recovery to offset the costs associated with the contamination or the cost of recovery of these costs.

     The adequacy of our water supplies depends upon a variety of uncontrollable factors

     The adequacy of our water supplies varies from year to year depending upon a variety of factors, including:

  Rainfall, runoff, flood control and availability of reservoir storage

  Availability of Colorado River water and imported water from northern California

  The amount of useable water stored in reservoirs and groundwater basins

  The amount of water used by our customers and others

  Water quality

  Legal limitations on production, diversion, storage, conveyance and use

     Population growth and increases in the amount of water used have caused increased stress on surface water supplies and groundwater basins. The importation of water from the Colorado River, one of our important sources of supply has decreased due to implementation of the California 4.4 Plan which limits the amount of water that the MWD is entitled to take from the Colorado River. In addition, new court-ordered pumping restrictions on water obtained from the Sacramento-San Joaquin Delta are expected to decrease the amount of water MWD is able to import from northern California. We are cooperating with MWD to secure additional supplies from conservation, desalination and water exchanges with agricultural water users, but it is not known to what extent these efforts will be successful and sustainable.

     Water shortages may:

  adversely affect our supply mix, for instance, causing more reliance upon more expensive water sources adversely affect our operating costs, for instance, by increasing the cost of producing water from more highly contaminated aquifers result in an increase in our capital expenditures, for example by requiring the construction of pipelines to connect to alternative sources of supply, new wells to replace those that are no longer in service or are otherwise inadequate to meet the needs of our customers, and reservoirs and other facilities to conserve or reclaim water adversely affect the volume of water sold as a result of mandatory or voluntary conservation efforts by customers

     We may be able to recover increased operating and capital costs through the ratemaking process. We implemented a modified supply cost balancing account to track and recover costs from our supply mix changes, as authorized by the CPUC in November 2008. We may also recover costs from certain third parties that may be responsible, or potentially responsible, for groundwater contamination.

     Our liquidity, and in certain circumstances, earnings, may be adversely affected by increases in electricity and natural gas prices in California

     We purchase most of our electric energy sold to customers in our electric customer service area from others under purchased power contracts. In addition to purchased power contracts, we purchase additional energy from the spot market to meet peak demand. We may sell surplus power to the spot market during times of reduced energy demand. We also operate a natural gas-fueled 8.4 megawatt generator in our electric service area.

     During the energy crisis in late 2000 and 2001, we incurred approximately $23.1 million of additional energy purchase costs that were not covered in rates. The CPUC authorized a surcharge of 2.2¢ per kilowatt hour from our customers through August 2011 to recover this under-collected balance. Based on projected electricity sales, we expect to recover all of this under-collected balance. In addition, the CPUC authorized recovery of energy purchase costs from customers, up to an annual weighted average cost of $77 per MWh each year through August 2011. We are required to write-off costs in excess of this cap. As a result, we are at risk for increases in spot market prices of electricity purchased and for decreases in spot market prices for electricity sold.

     Unexpected generator downtime or a failure to perform by any of the counterparties to our electric and natural gas purchase contracts could further increase our exposure to fluctuating natural gas and electric prices.

     Changes in electricity prices also affect the unrealized gains and losses on our block forward purchased power contracts that qualify as derivative instruments as we adjust the asset or liability on these contracts to reflect the fair market value of the contracts at the end of each month. These unrealized gains and losses are reflected in earnings. Our only derivative contracts expired on December 31, 2008.

     We have filed an application with the CPUC to review our new purchased power contracts, effective after December 31, 2008, and intend to seek the CPUC’s authorization of a memorandum account to track the changes in the fair market value of the contracts resulting in unrealized gains and losses. If this application is approved, unrealized gains and losses on the new purchased power contracts will not impact earnings.

     Our business requires significant capital expenditures

     The utility business is capital intensive. On an annual basis, we spend significant sums of money for additions to, or replacement of, our property, plant and equipment.

     We obtain funds for these capital projects from operations, contributions by developers and others and advances from developers (which are repaid over a period of time at no interest). We also periodically borrow money from third parties or our parent or issue equity to our parent for these purposes. Our ability to obtain funds from our parent is dependent upon the ability of our parent to issue debt or equity to third parties. Our parent also has access to a revolving credit facility which may be used, in part, to provide funds to us. We cannot provide assurance that these sources will continue to be adequate or that the cost of funds will remain at levels permitting us to earn a reasonable rate of return.

     Our failure to comply with the restrictive covenants in our long-term debt agreements and credit facility could trigger prepayment obligations

     Our failure to comply with the restrictive covenants under our long-term debt agreements could result in an event of default, which, if not cured or waived, could result in us being required to repay or refinance (on less favorable terms) these borrowings before their due dates. If we are forced to repay or refinance (on less favorable terms) these borrowings, our results of operations and financial condition could be adversely affected by increased cost and rates.

     We may be adversely impacted by the 2008 financial crisis

     Due to recent capital market events, there has been a decline in the fair value of the assets in our pension and post-retirement benefit plans since December 31, 2007. This decline in market value may increase our pension and post-retirement benefit plan expenses in 2009 to the extent that this decline in market value continues or is not reversed and is not offset by changes in the discount rate. If market conditions do not improve, we may also need to increase our cash contributions to these plans in 2009.

     We obtain funds from external sources to finance our operations. Access to external financing on reasonable terms depends, in part, on conditions in the debt and equity markets. When business and market conditions deteriorate to the extent that we no longer have access to the capital markets on reasonable terms, we may obtain funds from our parent. Our ability to obtain funds from our parent is dependent upon the ability of our parent to access the capital markets by issuing debt or equity to third parties or obtaining funds from its revolving credit facility. If the current financial turmoil continues for an extended period of time, it may become necessary for us to seek funds on unattractive terms.

     We are unable to predict at this time how we may otherwise be impacted by the 2008 financial crisis.

     Our assets are subject to condemnation

     Municipalities and other government subdivisions may, in certain circumstances, seek to acquire certain of our assets through eminent domain proceedings. It is generally our practice to contest these proceedings which may be costly and may divert the attention of management from the operation of our business. If a municipality or other government subdivision succeeds in acquiring our assets, there is a risk that we will not receive adequate compensation for the assets acquired or be able to recover all charges associated with divesting these assets.

     Our operations are geographically concentrated in southern California

     Our operations are concentrated in southern California. All of our other assets are located in California. As a result, our financial results are largely subject to weather, political, water supply, labor, utility cost, regulatory and other economic risks affecting California.

     We operate in areas subject to natural disasters or that may be the target of terrorist activities

     We operate in areas that are prone to earthquakes, fires, mudslides and other natural disasters. While we maintain insurance policies to help reduce our financial exposure, a significant seismic event in southern California, where our operations are concentrated, or other natural disaster in California could adversely impact our ability to deliver water and adversely affect our costs of operations. The CPUC has historically allowed utilities to establish a catastrophic event memorandum account as a possible mechanism to recover these costs.

     Terrorists could seek to disrupt service to our customers by targeting our assets. We have invested in additional security for facilities throughout our service areas to mitigate the risks of terrorist activities.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus, any prospectus supplement, and the documents incorporated herein and therein are forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our goals, beliefs, plans or current expectations, taking into account the information currently available to management. Forward-looking statements are not statements of historical facts. For example, when we use words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may” and other words that convey uncertainty of future events or outcome, we are making forward-looking statements. Such statements address future events and conditions concerning such matters as our ability to raise capital, capital expenditures, earnings, litigation, rates, water sales, water quality and other regulatory matters, adequacy of water supplies, our ability to recover electric, natural gas and water supply costs from ratepayers, liquidity and capital resources and accounting matters. We caution you that any forward-looking statements made by us are not guarantees of future performance and that actual results may differ materially from those in our forward-looking statements as a result of factors such as changes in utility regulation; recovery of regulatory assets not yet included in rates; future economic conditions which affect changes in customer demand and changes in water and energy supply costs and changes in pension and post-retirement benefit plan costs; future climatic conditions; delays in customer payments; potential assessments for failure to meet interim targets for the purchase of renewable energy; and legislative, regulatory and legal proceedings and other circumstances affecting anticipated revenues and costs. Please consider our forward-looking statements in light of those risks as you read this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein.

     Additional risks relating to our business, the industries in which we operate or any securities we may offer and sell under this prospectus may be described from time to time in our filings with the Securities and Exchange Commission.

     Except as required by the federal securities laws, we do not intend, and undertake no obligation, to update our forward-looking statements to reflect new information, future events or circumstances.

USE OF PROCEEDS

     Unless otherwise stated in the applicable prospectus supplement, we will use the net proceeds from the sale of these debt securities for general corporate purposes. General corporate purposes include funding capital expenditures and purchasing and maintaining plant and equipment. We may temporarily invest the proceeds in short-term securities or use the proceeds to reduce our borrowings. We may also use the proceeds to fund acquisitions of businesses.

RATIO OF EARNINGS TO FIXED CHARGES

     Our ratios of earnings to fixed charges for the periods indicated were:

	For the year ended December 31,
	2003	2004	2005	2006	2007
Ratio of earnings to fixed charges(1)	2.25	3.03	4.58	2.97	3.24
____________________

(1)	Fixed charges consist of interest expense, including amortization of debt issuance costs and one-third of rental expense under operating leases representing an approximate interest factor.

     Our ratio of earnings to fixed charges for the nine months ended September 30, 2008 was 3.25. We do not have any preferred securities outstanding.

DESCRIPTION OF DEBT SECURITIES

     We will issue debt securities under an indenture filed with the SEC as an exhibit to our registration statement. The indenture may be amended or supplemented from time to time. We will file any amendments or supplements to the indenture or any securities resolution which amends or supplements the indenture with the SEC. The indenture will be qualified under the Trust Indenture Act of 1939.

     The following summary of the terms of the indenture is not complete and you should carefully review the indenture and any supplemental indenture or securities resolution we may file with the SEC in a particular offering.

General

     We will issue debt securities in one or more series from time to time. The indenture does not limit the principal amount of debt securities that we may issue. The specific terms of the debt securities will be included in a supplemental indenture or securities resolution and described in a prospectus supplement. Some of the terms that may be included are:

  title and amount of securities,

  maturity date,

  redemption, which may be mandatory or at our option or the option of the holders,

  right to defease the debt securities,

  sale at a discount; debt securities sold at a discount may bear no interest or interest at a rate  below the market rate at the time of issuance,

  interest rates that may be fixed or variable,

  procedures for the auction or remarketing of securities,

  currency in which securities will be issued,

  listing of the debt securities on a national securities exchange, and any changes to or additional events of default or covenants.

     Unless otherwise specified in the prospectus supplement, we will issue the debt securities only as fully registered global debt securities.

Status of Debt Securities

     Our debt securities will be unsecured and unsubordinated and will rank on a parity with all of our other unsecured and unsubordinated indebtedness.

Payment and Transfer

     We will pay amounts due on the debt securities at the place or places designated by us for such purposes. We may, at our option, pay by check mailed to the person in whose name your debt securities are registered at the close of business on the day or days specified by us.

     If debt securities are registered in your name, you may transfer debt securities at the office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge, except for any tax or governmental charge.

Absence of Restrictive Covenants

     Unless otherwise indicated in the applicable prospectus supplement, we are not:

  restricted by the indenture from paying dividends or from incurring, assuming or becoming liable for any type of debt or other obligations, including obligations secured by our property,

  required to maintain any financial ratios or specified levels of net worth or liquidity, and providing you any special protection in the event of a highly leveraged transaction.

Successor Corporation

     The indenture allows us:

  to consolidate or merge with or into any other person, or

  any other person to merge into us, or

  our company to transfer all or substantially all of our assets to another person,

if, in each case, the following conditions are satisfied:

  the surviving company

  is a person organized and existing under the laws of the United States or a state, or assumes, by supplemental indenture, all of our obligations under the debt securities and the indenture, and immediately after the merger, consolidation or transfer, there is no default under the indenture.

     We will be relieved from our obligations on the debt securities and under the indenture if these conditions are satisfied.

     Subject to certain limitations in the indenture, the trustee may rely on an officer’s certificate and an opinion of counsel from us as conclusive evidence that any consolidation, merger or transfer, and any related assumption of our obligations, complies with the indenture.

Events of Default

     Unless otherwise indicated in the applicable prospectus supplement, the term “event of default”, when used in the indenture, means any of the following:

  if we fail to pay any installment of interest when due if our failure continues for a period of 60 days,

  if we fail to pay principal when due if our failure continues for three business days,

  if we fail to deposit any sinking fund payment when due if our failure continues for three business days,

  if we fail to perform for 90 days after notice any of our other agreements applicable to the debt securities of a series,

  if certain events in bankruptcy, insolvency or reorganization occur, or if any other event of default provided in the terms of the debt securities of the series occurs.

     Unless otherwise provided in the applicable prospectus supplement, the indenture does not have a cross-default provision. Thus, a default by us on any other debt would not constitute an event of default. A default on any series of debt securities does not necessarily constitute a default on any other series. The trustee may withhold notice to you of a default for such series (except for payment defaults) if the trustee considers the withholding of notice in your best interests.

     If an event of default for any series of debt securities has occurred and is continuing, the trustee or the holders of not less than one-third in aggregate principal amount of the debt securities of such series may send a notice declaring the entire principal amount (or in the case of discounted debt securities, such portion as may be described in the applicable prospectus supplement) of all the debt securities of such series to be due and payable immediately. The trustee is required to notify you of any such event that would become a default if the trustee has actual knowledge of the event. Subject to certain conditions, the holders of not less than a majority in aggregate principal amount of the debt securities of such series may annul any declaration and rescind its consequences, except for failure to pay interest or principal, to make any deposit in a sinking fund or any other event of default which may not be waived without the consent of all security holders affected by the default.

     We must file a certificate annually with the trustee regarding our compliance with the indenture.

     The trustee may require a reasonable indemnity from you before it enforces the indenture or the debt securities of any series. Subject to these provisions for indemnification, the holders of a majority in principal amount of the debt securities of any series may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee, for the debt securities of such series.

Modification of Indenture

     Unless otherwise indicated in the applicable prospectus supplement, the holders of not less than a majority in aggregate principal amount of all outstanding debt securities, voting together as a single class, may, with certain exceptions described below, modify the indenture. We may not, however, modify any terms relating to the amount or timing of payments or reduce the percentage of holders required to approve modifications to the indenture without your consent.

     We may modify the indenture without your consent to:

  create a new series of debt securities and establish its terms,

  cure ambiguities or fix omissions,

  comply with the provisions of the indenture regarding successor corporations, or make any change that does not materially adversely affect your rights as a holder of debt securities.

     Unless otherwise provided in the applicable prospectus supplement or prohibited by the indenture, we may also amend the indenture with the written consent of a majority in principal amount of the debt securities of all series affected by the amendment voting together as a single class.

     We are prohibited from amending the indenture without the consent of all holders of debt securities to:

  reduce the amount of debt securities whose holders must consent to an amendment,

  reduce the amount of interest or change the time for payment of interest,

  change the amount or times for sinking fund or principal payments, or make any change in the rights of security holders with respect to waiver of defaults or making amendments or modifications to the indenture.

Defeasance

     Unless otherwise provided in the applicable prospectus supplement, we may either:

  terminate as to a series all of our obligations (except for our obligation to pay all amounts due on the debt securities in accordance with their terms and certain other obligations with respect to such matters as the transfer of a debt security and the replacement of destroyed, lost or stolen debt securities), or terminate as to a series our obligations, if any, with respect to the debt securities of such series under the covenants, if any, applicable to such series as described in the prospectus supplement.

     We may exercise either defeasance option notwithstanding our prior exercise of the other defeasance option. If we terminate all of our obligations, a series may not be accelerated because of an event of default. If we terminate our covenants, a series may not be accelerated by reference to the covenants described in the applicable prospectus supplement.

     To exercise either defeasance option as to a series of debt securities, we must deposit in trust with the trustee money or U.S. government obligations sufficient to make all payments on the debt securities of the series being defeased to redemption or maturity. We must also comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to you for Federal income tax purposes.

Regarding the Trustee

     Unless otherwise indicated in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor to JPMorgan Chase Bank, National Association (formerly Chemical Trust Company of California, then Chase Manhattan Bank and Trust Company, National Association, and then J.P. Morgan Trust Company, National Association) will act as trustee, registrar, transfer and paying agent for the debt securities. We may remove the trustee with or without cause if we notify the trustee 30 days in advance and if no default occurs or is continuing during the 30-day period. In addition, the holders of a majority of the principal amount of the outstanding debt securities may remove the trustee by notifying the trustee and appointing a successor trustee with our consent.

     In certain circumstances, the trustee may not enforce its rights as one of our creditors. The trustee may, however, engage in certain other transactions. If it acquires any conflicting interest as a result of any of these transactions and there is a default under the debt securities, the trustee must eliminate the conflict of interest or resign.

     The trustee also acts as trustee under an indenture between American States Water Company or AWR and the trustee, dated December 1, 1998, under which certain debt securities of AWR may be issued and outstanding at the same time that debt securities may be issued and outstanding under the indenture. Under the indenture, the trustee is authorized to continue acting as trustee under the AWR indenture with respect to such AWR debt securities while also acting as trustee with respect to the debt securities. So long as a successor trustee has been appointed, the indenture further authorizes the trustee to resign from either or both of its appointments as trustee hereunder and as trustee under AWR’s indenture in the event that the trustee determines in good faith that its performance hereunder or under AWR’s indenture subjects the trustee to a conflict of interest.

Governing Law

     The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of California.

GLOBAL SECURITIES

     We will issue the debt securities initially in book-entry form and they will be represented by one or more global notes or global securities, or collectively, the global securities. We will deposit the global securities with, or on behalf of, The Depository Trust Company or DTC, New York, New York, as depositary. The global securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC. One fully-registered global security certificate will be issued for each issue of the debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. Unless and until it is exchanged for individual certificates evidencing the debt securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

     DTC has advised us that it is:

  the world’s largest securities depository;

  a limited-purpose trust company organized under the New York Banking Law;

  a “banking organization” within the meaning of the New York Banking Law;

  a member of the Federal Reserve System;

  a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

  a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

     DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, or indirect participants. The DTC Rules applicable to its participants are on file with the SEC.

     Purchases of the debt securities under the DTC system must be made by or through direct participants, which will receive a credit for such interests on DTC’s records. The ownership interest of each actual purchaser of interest in the debt securities, or beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

     To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

     Neither DTC nor Cede & Co., nor such other DTC nominee, will consent or vote with respect to the debt securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the interests in the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     So long as the debt securities are in book-entry form, redemption proceeds and distributions on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the applicable agent on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with debt securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or the applicable agent’s, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

     We will maintain an office or agency in the Borough of Manhattan, the City of New York, New York, where notices and demands in respect of the debt securities and the indenture may be delivered to us and where certificated debt securities may be surrendered for payment, registration of transfer or exchange. That office or agency will initially be the office of an affiliate of the trustee, which is currently located at The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration.

     If the debt securities provide for optional or mandatory purchase, a beneficial owner shall give notice to elect to have its debt securities purchased or tendered, through its participant, to the tender/remarketing agent specified in the applicable prospectus supplement and shall effect delivery of such debt securities by causing the direct participant to transfer the participant’s interest in the debt securities, on DTC’s records, to the tender/remarketing agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered securities to the tender/remarketing agent’s DTC account.

     Except under the limited circumstances described below, purchasers of debt securities will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the debt securities, the indenture or the certificate of determination, as applicable.

     The laws of certain jurisdictions may require that some purchasers of the debt securities take physical delivery of the debt securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in the debt securities.

     DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or the applicable agent. Under such circumstances, in the event that a successor securities depository is not obtained, securities certificates are required to be printed and delivered. We may also decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, securities certificates will be printed and delivered to DTC in the name or names that the depositary directs.

     The information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

     We may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

     We may sell the debt securities:

  to or through one or more underwriters or dealers;

  in short or long transactions;

  directly to investors; or

  through agents.

     We may sell the debt securities from time to time:

  in privately negotiated transactions;

  in one or more transactions at a fixed price or prices, which may be changed from time to time;

  in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise;

  at prices related to such prevailing market prices; or

  at negotiated prices.

     We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the debt securities. We will set forth in a prospectus supplement the terms of the offering of debt securities, including:

  the names of any underwriters, dealers or agents;

  any agency fees or underwriting discounts or commissions and other items constituting agents' or underwriters' compensation;

  any discounts or concessions allowed or reallowed or paid to dealers;

  details regarding over-allotment options under which underwriters may purchase additional debt securities from us, if any;

  the purchase price of the securities being offered and the proceeds we will receive from the sale;

  the public offering price; and

  the securities exchanges on which such debt securities may be listed, if any.

     We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in an applicable prospectus supplement or a post-effective amendment.

     We may loan or pledge debt securities to a financial institution or other third party that in turn may sell the debt securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our offered securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Underwriters, Agents and Dealers

     If underwriters are used in the sale of our debt securities, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The debt securities may be either offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the debt securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the debt securities if they purchase any of the debt securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

     We may sell the debt securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the debt securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

     We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

     Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933 or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

     We may grant underwriters who participate in the distribution of debt securities an option to purchase additional debt securities to cover over-allotments, if any, in connection with the distribution.

     Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of debt securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Any underwriter may engage in overallotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

     Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the debt securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the debt securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the debt securities to the extent that it discourages resale of the debt securities. The magnitude or effect of any stabilization or other transactions is uncertain.

     Underwriters, broker-dealers or agents who may become involved in the sale of our debt securities may engage in transactions with and perform other services for us for which they receive compensation.

Direct Sales

     We may also sell debt securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell debt securities upon the exercise of rights that we may issue to our security holders. We may also sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those debt securities.

Trading Market and Listing of Securities

     The securities offered by us may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in a class or series of debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of our securities offered.

LEGAL MATTERS

     O’Melveny & Myers LLP will pass on the validity of the securities offered by this prospectus for us. If counsel for any underwriters passes on legal matters in connection with an offering of our securities described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the annual report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information about us and the securities, we refer you to the registration statement and to the exhibits and schedules filed with it. Statements contained in this prospectus as to the contents of any contract or other documents referred to are not necessarily complete. We refer you to those copies of contracts or other documents that have been filed as exhibits to the registration statement, and statements relating to such documents are qualified in all aspects by such reference.

     We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. You may also obtain information about us at our web-site at http://www.gswater.com. The information on our web-site does not constitute a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

     To avoid repeating information in this prospectus that we have already filed with the SEC, we have incorporated by reference the filings (File No. 001-12008) listed below with respect to the information regarding Golden State Water Company. This information is considered a part of this prospectus. These documents are as follows:

  our annual report on Form 10-K for the year ended December 31, 2007;

  our quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 and on Form 10-Q/A filed on December 31, 2008; and

  our current reports on Form 8-K filed with the SEC on January 31, 2008, February 6, 2008, March 31, 2008, August 4, 2008, August 26, 2008, September 22, 2008, November 4, 2008, November 5, 2008, January 2, 2009, January 2, 2009 and January 30, 2009.

     In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement as well as the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents with respect to the information regarding Golden State Water Company. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

     You may request a copy of these filings with the SEC, at no cost, by writing or telephoning us at the following address:

Corporate Secretary Golden State Water Company 630 East Foothill Boulevard San Dimas, California 91773 (909) 394-3600

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

Debt Securities

Golden State
WATER COMPANY

________________________

PROSPECTUS

________________________

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.*

Registration fee	$3,930
Rating agency fees	135,000	*
Printing and engraving expenses	5,000	*
Accounting fees and expenses	34,000	*
Legal fees and expenses	160,000	*
Blue sky fees and expenses	5,000	*
Fees and expenses of Transfer Agent and Trustee	50,000	*
Miscellaneous	8,000	*
Total	$400,930	*
____________________

* Expenses are estimated except for the registration fee.

Item 15. Indemnification of Directors and Officers.

     Section 317 of the California Corporations Code provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding or action by reason of the fact that he or she is or was a director, officer, employee or other agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Section 317 also grants authority to a corporation to include in its articles of incorporation indemnification provisions in excess of that permitted in Section 317, subject to certain limitations.

     Article Five of the Company’s Restated Articles of Incorporation authorizes the Company to provide indemnification of directors, officers, employees and other agents through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317, subject only to the limitations set forth in Section 204 of the California Corporations Code.

     Article VII of the Company’s Bylaws contains provisions implementing the authority granted in Article Five of the Company’s Restated Articles of Incorporation. The Bylaws provide for the indemnification of any director or officer of the Company, or any person acting at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, including a Company-sponsored employee benefit plan, for any threatened, pending or completed action or proceeding to the fullest extent permitted by California law and the Company’s Restated Articles of Incorporation, provided that the Company is not liable to indemnify any director or officer or to make any advances to the director or officer (i) as to which the Company is prohibited by applicable law from paying as an indemnity; (ii) with respect to expenses of defense or investigation, if such expenses were or are incurred without the Company’s consent (which consent may not be unreasonably withheld); (iii) for which payment is actually made to the director or officer under a valid and collectible insurance policy maintained by the Company, except in respect of any excess beyond the amount of payment under such insurance; (iv) for which payment is actually made to the director or officer under an indemnity by the Company otherwise than pursuant to the Company’s Bylaws, except in respect of any excess beyond the amount of payment under such indemnity; (v) based upon or attributable to the director or officer gaining in fact any personal profit or advantage to which he or she was not legally entitled; (vi) for an accounting of profits made from the purchase or sale by the director or officer of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (vii) based upon acts or omissions involving intentional misconduct or a knowing and culpable violation of law. Indemnification covers all expenses, liabilities and losses including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement.

     The Company has purchased directors and officers insurance policies to provide protection against certain liabilities of the directors and officers. The Company has also entered into written agreements with each of its directors and officers incorporating the indemnification provisions of its Bylaws.

Item 16. Exhibits.

Exhibit
Number		Description of Exhibit
1.01	*	Form of Underwriting or Sales Agreement

3.01	(i)	Restated Articles of Incorporation, as amended (incorporated by reference to Form 10-Q for the quarterly period ended September 30, 2005)

3.02	(ii)	Bylaws, as amended (incorporated by reference to Form 8-K filed on January 2, 2009)

4.01	**	Indenture with respect to Debt Securities, as supplemented

4.02	*	Form of Debt Securities

5.01	**	Opinion of O’Melveny & Myers LLP as to the validity of Securities to be issued by the Company

12.01	**	Computation of Ratios of Earnings to Fixed Charges of the Company

23.01		Consent of PricewaterhouseCoopers LLP

23.02	**	Consent of O’Melveny & Myers LLP (included in Exhibit 5.01)

24.01	**	Power of Attorney

25.01	**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee
____________________

*   To be filed by amendment or pursuant to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and incorporated by reference herein.

** Previously filed.

Item 17. Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or a prospectus that is part of this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date;

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of such Act.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-156112) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Dimas, State of California, on February 6, 2009.

GOLDEN STATE WATER COMPANY

By:	/s/ Robert J. Sprowls
Name:	Robert J. Sprowls
Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-156112) has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Principal Executive Officer,
/s/ Robert J. Sprowls	President, Chief Executive Officer	February 6, 2009
Robert J. Sprowls	and Director

Principal Financial Officer and
/s/ Eva G. Tang	Principal Accounting Officer, Senior	February 6, 2009
Eva G. Tang	Vice President-Finance, Chief
Financial Officer and Secretary

*	Chairman of the Board and Director	February 6, 2009
Lloyd E. Ross

*	Vice Chairman of the Board and Director	February 6, 2009
Floyd E. Wicks

*	Director	February 6, 2009
James L. Anderson

*	Director	February 6, 2009
Anne M. Holloway

*	Director	February 6, 2009
N.P. Dodge, Jr.

*	Director	February 6, 2009
Robert F. Kathol

Signature	Title	Date
*
Gary F. King	Director	February 6, 2009

Diana M. Bontá	Director

*By: /s/ Robert J. Sprowls
Robert J. Sprowls
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number		Description of Exhibit
1.01	*	Form of Underwriting or Sales Agreement

3.01	(i)	Restated Articles of Incorporation, as amended (incorporated by reference to Form 10-Q for the quarterly period ended September 30, 2005)

3.02	(ii)	Bylaws, as amended (incorporated by reference to Form 8-K filed on January 2, 2009)

4.01	**	Indenture with respect to Debt Securities, as supplemented

4.02	*	Form of Debt Securities

5.01	**	Opinion of O’Melveny & Myers LLP as to the validity of Securities to be issued by the Company

12.01	**	Computation of Ratios of Earnings to Fixed Charges of the Company

23.01		Consent of PricewaterhouseCoopers LLP

23.02	**	Consent of O’Melveny & Myers LLP (included in Exhibit 5.01)

24.01	**	Power of Attorney

25.01	**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee
____________________

*   To be filed by amendment or pursuant to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and incorporated by reference herein.

** Previously filed.